UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 3, 2015

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On August 3, 2015 (the “Effective Date”), Arch Coal, Inc. (the “Company”) filed a Certificate of Amendment of Restated Certificate of Incorporation of Arch Coal, Inc. (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware in order to amend its Restated Certificate of Incorporation by adding a new article to effectuate a previously announced one-for-ten reverse stock split.  Pursuant to the reverse stock split, every 10 shares of the Company’s common stock, $.01 par value (“Common Stock”), outstanding prior to the effective time of the reverse stock split, including treasury shares, have been converted into one share of Common Stock.  The reverse stock split took effect at 7:00 p.m., Eastern Time, on the Effective Date, and the Common Stock will open for trading on August 4, 2015 on a post-split basis.  No fractional shares will be issued in connection with the reverse stock split.  Instead, Company stockholders who otherwise would receive fractional shares will receive, in lieu of such fractional shares, an amount of cash based on the volume weighted average trading price of the Common Stock on the Effective Date.

The CUSIP number for the post-split Common Stock is 039380308.  The number of authorized shares of Common Stock and the par value and other terms of the Common Stock were not affected by the reverse stock split.  The post-split Common Stock will continue to trade on the New York Stock Exchange under the symbol “ACI”.  The Company’s transfer agent, American Stock Transfer and Trust Company, LLC, is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of pre-split Common Stock for post-split Common Stock.

The reverse stock split followed (i) the approval by the Company’s stockholders at the Annual Meeting of Stockholders held on April 23, 2015 (the “Annual Meeting”) of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock, at a reverse stock split ratio of either 1-for-5 or 1-for-10, such ratio to be determined by the Company’s Board of Directors, and (ii) the subsequent approval by the Company’s Board of Directors of the specific 1-for-10 reverse stock split ratio.  The voting results from the Annual Meeting and the stockholder approval of the reverse stock split authorization were disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 24, 2015.

The foregoing summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, which is included in Exhibit 3.1 and incorporated herein by reference.  Exhibit 3.1 contains a complete copy of the Company’s Restated Certificate of Incorporation, as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibit is attached hereto and filed herewith.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation, as amended, of Arch Coal, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2015	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President – Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Restated Certificate of Incorporation, as amended, of Arch Coal, Inc.